Exhibit 99.3
U.S. CONTACT
Ellen Gonda/Christina Stenson
Brunswick Group
+1-212-333-3810
DURA@brunswickgroup.com
(a)	DURA AUTOMOTIVE SYSTEMS FILES PLAN OF REORGANIZATION AND DISCLOSURE STATEMENT
ROCHESTER HILLS, Mich., August 22, 2007— DURA Automotive Systems, Inc. (OTC: DRRAQ) today announced that it has filed its Plan of Reorganization (the “Plan”) and the related Disclosure Statement with the U.S. Bankruptcy Court for the District of Delaware. The Plan and Disclosure Statement provide details on how DURA intends to treat more than $1.3 billion of claims and emerge from Chapter 11 protection in the fourth quarter of 2007.
“Today represents another significant step towards achieving our goal of quickly emerging from Chapter 11 as a stronger, more competitive company,” said Larry Denton, Chairman and Chief Executive Officer of Dura Automotive Systems. “This plan lays the foundation for DURA to intensify its Global Automotive focus and deliver unrivaled value to our customers. A solid financial structure, attractive to both top industry talent and capital investments, will bolster our ability to offer breakthrough innovation and cost-competitive products.”
DURA’s Plan provides for the following creditor recoveries:
•	Cash payment in full of all allowed debtor-in-possession (DIP) claims, administrative expenses, priority claims and second lien secured claims;

•	Conversion of allowed senior notes and allowed general unsecured claims of more than $75,000 (other than trade claims) into between 57.4% to 60.7% of reorganized DURA’s new common stock; and

•	Cash payment in lieu of an equity distribution of all allowed trade claims and allowed general unsecured claims of $75,000 or less.
The Plan further provides that there will be no recoveries for subordinated notes’ and convertible preferred securities’ claims, nor will the Company’s common stock holders receive any recoveries.
The Plan will be partly funded through exit financing that the Company intends to procure prior to emergence. Additional Plan funding will come from a fully backstopped new money equity investment of between $140 million to $160 million in exchange for between 39.3% and 42.6% of Reorganized Dura’s common stock. Senior notes claims holders that are accredited investors will be eligible to subscribe for their pro rata shares of the new money investment.
On Aug. 15, 2007, the Bankruptcy Court authorized the Company to enter into an Amended Backstop Agreement with Pacificor LLC to provide the backstop commitment for the new money equity investment. Pursuant to its backstop commitment, Pacificor will purchase any reorganized DURA common stock not subscribed for by senior notes claims holders.
Additional Information and Next Steps
The Disclosure Statement is intended to provide DURA’s creditors with sufficient information necessary to evaluate and vote on the Plan. Descriptions of creditor classes, a valuation analysis of the Company, and details on the voting process and voter eligibility requirements are included in the Disclosure Statement.
A hearing is scheduled for Sept. 26, 2007, at which time the Court will evaluate DURA’s Disclosure Statement to determine whether it contains “adequate information” to enable creditors to vote to accept the Plan. The Court will approve Plan solicitation procedures and materials that will allow the Company to solicit votes to accept the Plan. The Court will also set a hearing date for Plan confirmation.
Once the Disclosure Statement and solicitation procedures and materials have been approved, the Company’s balloting agent will distribute ballots and accompanying support materials to parties eligible to vote to accept or reject the Plan.
DURA was advised by AlixPartners, Kirkland & Ellis and Miller Buckfire in connection with its Chapter 11 reorganization.
No Solicitation
Neither the Disclosure Statement that was filed today nor this press release are solicitations for votes to accept the Plan. Parties should refer to the Plan and the Disclosure Statement for information regarding the Plan, creditor recoveries contemplated thereby and other related matters.
About DURA Automotive Systems, Inc.
DURA Automotive Systems, Inc., is a leading independent designer and manufacturer of driver control systems, seating control systems, glass systems, engineered assemblies, structural door modules and exterior trim systems for the global automotive industry. The company is also a leading supplier of similar products to the recreation vehicle (RV) and specialty vehicle industries. DURA markets its automotive products to every North American, Asian and European original equipment manufacturer (OEM) and many leading Tier 1 automotive suppliers. DURA is headquartered in Rochester Hills, Mich. Information about DURA and its products is available on the Internet at www.duraauto.com.
Forward-looking Statements
     This press release may contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the ability of the Company to continue as a going concern; (ii) the ability of the Company to operate pursuant to the DIP Credit Agreement; (iii) the Company’s ability to obtain court approval with respect to motions in the chapter 11 proceeding prosecuted by it from time to time; (iv) the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases; (iv) risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; (v)

the ability of the Company to obtain and maintain normal terms with vendors and service providers; (vi) the Company’s ability to maintain contracts that are critical to its operations; (vii) the potential adverse impact of the chapter 11 cases on the Company’s liquidity or results of operations; (viii) the ability of the Company to execute its business plans, and strategy, and to do so in a timely fashion; (ix) the ability of the company to attract, motivate and/or retain key executives and associates; (x) the ability of the company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees; (x) general economic or business conditions affecting the automotive and recreation and specialty vehicle industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected; and (xi) increased competition in the automotive components supply market. Other risk factors are listed from time to time in the Company’s United States Securities and Exchange Commission reports, including, those contained herein. Dura disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.
     Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various pre-petition liabilities, common stock and/or other equity securities. Additionally, no assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization could result in holders of Dura’s common stock receiving no distribution on account of their interest and cancellation of their interests. Under certain conditions specified in the Bankruptcy Code, a plan of reorganization may be confirmed notwithstanding its rejection by an impaired class of creditors or equity holders and notwithstanding the fact that equity holders do not receive or retain property on account of their equity interests under the plan. In light of the foregoing, the Company considers the value of the common stock to be highly speculative and cautions equity holders that the stock may ultimately be determined to have no value. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in Dura’s common stock or other equity interests or any claims relating to pre-petition liabilities.